Exhibit 10.2

2005 – 2006 STRATEGIC INCENTIVE PLAN (SIP)

TERMS AND CONDITIONS

Purpose	Reward achievement of two year goals
Eligibility	Key managers and above identified on an individual basis.
Performance Period	Two- year overlapping performance periods are used.
Performance Measures

Funding to be based on performance versus the following measures:

•             60% overall Brunswick financial goals weighted 50% Corporate Brunswick Value Added (BVA) and 50% Earnings per Share (EPS). BVA defined as profits after-tax; reduced for cost of capital charge (capital to include working, fixed and other assets; cost of capital will include debt and equity)

•             40% performance against Strategic Factors.

•             For Division employees based on Division’s strategic factor performance

•             For headquarters employees based on average of all Division results

•             Factors include:

•             Customer satisfaction

•             Growth in market share

•             Product innovation (percent of sales from new products)

•             Employee satisfaction

Funding Review and Approval

The following steps will be taken to review and approve funding:

•             CFO will review actual results quarterly to evaluate established accruals.

•             CEO will review performance at end of performance period and approve funding or recommend funding to Human Resource and Compensation Committee as appropriate.

•             Committee will review and approve funding as deemed appropriate.

Individual Awards

Individual awards will be determined on a discretionary basis using overall Brunswick performance, evaluation of individual performance for the performance period, target incentives as a percent of salary and covered salary (actual paid for final year of performance period).

Individuals must be employed at end of performance period to receive an award, except those terminating due to death or permanent and total disability will be eligible to receive individual awards.

Timing of Award Payments	As soon as practical after financial results are confirmed and appropriate approvals obtained.

Nothing contained in these materials constitutes or is intended to create a promise of an individual incentive award or a contract of continued employment.  Employment is at-will and may be terminated by either the employee or Corporation for any reason at any time.